Exhibit 10.1

Execution Version

$650,000,000

CREDIT AGREEMENT

among

MSC INDUSTRIAL DIRECT CO., INC.,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

KEYBANK NATIONAL ASSOCIATION,

RBS CITIZENS, N.A.,

US BANK, NATIONAL ASSOCIATION,

and

WELLS FARGO BANK, N.A.

 as Co-Documentation Agents,

and

BANK OF AMERICA, N.A.,

as Syndication Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of April 22, 2013

J.P. MORGAN SECURITIES LLC

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint Bookrunners

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	Power; Authorization; Enforceable Obligations	41
	No Legal Bar	41
	Litigation	41
	No Default	41
	Ownership of Property; Liens	41
	Intellectual Property	41
	Taxes	42
	Federal Regulations	42
	Labor Matters	42
	ERISA	42
	Investment Company Act; Other Regulations	43
	Subsidiaries	43
	Use of Proceeds	43
	Environmental Matters	43
	Accuracy of Information, etc	44
	Solvency	44
	Anti-Terrorism Laws; OFAC	44

Section 5.	CONDITIONS PRECEDENT	45
	Conditions to Initial Extension of Credit	45
	Conditions to Each Extension of Credit	46

Section 6.	AFFIRMATIVE COVENANTS	46
	Financial Statements	46
	Certificates; Other Information	47
	Payment of Obligations	48
	Maintenance of Existence; Compliance	48
	Maintenance of Property; Insurance	48
	Inspection of Property; Books and Records; Discussions	48
	Certain Notices	48
	Environmental Laws	49
	Additional Guarantors	50

Section 7.	NEGATIVE COVENANTS	50
	Financial Condition Covenants	50
	Indebtedness	50
	Liens	51
	Fundamental Changes	53
	Disposition of Property	53
	Investments	54
	Transactions with Affiliates	55
	Changes in Fiscal Periods	55
	Clauses Restricting Subsidiary Distributions	55

Section 8.	EVENTS OF DEFAULT	56

Section 9.	THE AGENTS	58
	Appointment	58
	Delegation of Duties	58

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	Exculpatory Provisions	59
	Reliance by Administrative Agent	59
	Notice of Default	59
	Non-Reliance on Agents and Other Lenders	60
	Indemnification	60
	Agent in Its Individual Capacity	60
	Successor Administrative Agent	61
	Securitizations	61
	Co-Documentation Agents and Syndication Agent; Issuing Lender	61

Section 10.	MISCELLANEOUS	61
	Amendments and Waivers	61
	Notices	63
	No Waiver; Cumulative Remedies	64
	Survival of Representations and Warranties	64
	Payment of Expenses and Taxes	64
	Successors and Assigns; Participations and Assignments	65
	Adjustments; Set-off	68
	Counterparts	69
	Severability	69
	Integration	69
	Governing Law	69
	Submission To Jurisdiction; Waivers	69
	Acknowledgements	70
	Releases of Guarantees	71
	Confidentiality	71
	WAIVERS OF JURY TRIAL	71
	USA PATRIOT Act	72

SCHEDULES:

1.1A	Commitments
2.10	Existing Letters of Credit
4.1	Guarantee Obligations
4.4	Consents, Authorizations, Filings and Notices
4.6	Litigation
4.15	Subsidiaries
7.3(f)	Existing Liens
7.6(e)	Investments
7.7	Transactions with Affiliates

EXHIBITS:

A	Form of Guarantee
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Assignment and Assumption
E	Form of U.S. Tax Certificate

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CREDIT AGREEMENT (this “Agreement”), dated as of April 22, 2013, among MSC INDUSTRIAL DIRECT CO., INC., a New York corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto hereby agree as follows:

Section 1.  DEFINITIONS

1.1.          Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.0%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acquisition”: the acquisition by the Borrower of the “Transferred Assets” under and as defined in the Acquisition Agreement.

“Acquisition Agreement”: collectively, the Asset Purchase Agreement, dated as of February 22, 2013, by and between the Borrower and Barnes Group, Inc. and all schedules, exhibits and annexes thereto.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and Incremental Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

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“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Applicable Margin”: for each Type of Loan, the rate per annum determined pursuant to the Pricing Grid.

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund”: as defined in Section 10.6(b).

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

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“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Financial Services LLC (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is April 22, 2013.

“Co-Documentation Agents”: Keybank National Association, RBS Citizens, N.A., US Bank, National Association, and Wells Fargo Bank, N.A, each in its capacity as a co-documentation agent in respect hereof.

“Code”: the Internal Revenue Code of 1986, as amended.

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“Commitment”: as to any Lender, the sum of the Term Commitment, Incremental Term Loan Commitment and Revolving Commitment of such Lender.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower or any Group Member within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower or any Group Member and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.8, 3.9, 3.10 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated March 2013 and furnished to certain Lenders.

“Consolidated EBITDA”: for any period as determined on a consolidated basis:

(1) Consolidated Net Income for such period

plus,

(2) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any non-cash charges or expenses (including for employee stock compensation) (excluding any non-cash charges or expenses representing accruals or reserves in the ordinary course of business for cash charges in a future period) and (f) any extraordinary, unusual or non-recurring expenses or losses, minus,

(3) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income (including the reversal of any reserve in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income),

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minus,

(4) any cash payments made during such period in respect of items described in clause (2)(e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income (but only to the extent the relevant non-cash expenses or losses were added back to Consolidated Net Income in accordance with clause (2)(e) above).

For the purposes of calculating Consolidated EBITDA for any Reference Period, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition (as defined below), the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition (as defined below), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and after giving pro forma effect to any adjustments (including, without limitation, operating and expense reductions) as would be permitted to be reflected in pro forma financial information complying with the requirements of Article 11 of Regulation S-X under the Securities Act of 1933, as amended (and the interpretations of the SEC thereunder). As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $100,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $100,000,000. For the avoidance of doubt, the Acquisition constitutes a Material Acquisition. Notwithstanding the foregoing, for purposes of any pro forma determination of Consolidated EBITDA pursuant to clause (ii) above, the Consolidated EBITDA attributable to the Acquisition (x) for any fiscal quarter ended prior to the Closing Date shall be deemed to be $9,250,000 and (y) for the fiscal quarter during which the Closing Date occurs shall be deemed to be a ratable portion of $9,250,000 based on actual number of days elapsed in such quarter prior to the Closing Date over the number of days in such quarter.

“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and Securitizations and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments received or paid by the Borrower or its Subsidiaries under interest rate protection agreements, the effect of which is required to be reflected in the Borrower’s income statement under “Interest Expense”.

“Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

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“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) except as provided in the definition of Consolidated EBITDA, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Tangible Assets”: at any date, the total assets of the Borrower and its consolidated Subsidiaries at such date, as determined on a consolidated basis in accordance with GAAP, less their consolidated Intangible Assets. For purposes of this definition, “Intangible Assets” means the amount of (i) all write-ups in the book value of any asset owned by the Borrower or a Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and other intangible assets, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors”: the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Party”: the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

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“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and any final regulations promulgated thereunder.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

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“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Extensions of Credit”: as defined in Section 3.14(c).

“Exchange Act”: as defined in Section 8(j).

“Excluded Swap Obligation”: with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Existing Credit Agreement”: the Credit Agreement, dated June 8, 2011, among the Borrower, the lenders and agents parties thereto from time to time and JPMorgan Chase Bank, N.A., in its capacity as administrative agent thereunder.

“Existing Letters of Credit”: the letters of credit listed on Schedule 2.7.

“Facility”: each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”), (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”) and (c) the Incremental Term Loan Commitments and the respective tranches of Incremental Term Loans made thereunder, if any.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations issued thereunder or official interpretations thereof.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time.

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“Governmental Authority”: any nation or government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing), any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee”: the Guarantee to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing Person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Historical Financials”: as defined in Section 4.1.

“Honor Date”: as defined in Section 2.14.

“Immaterial Subsidiary”: any Subsidiary of the Borrower the revenues (excluding intercompany revenues) of which for the Reference period ended as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 do not exceed $50,000,000.

“Incremental Amendment”: as defined in Section 3.15(d).

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“Incremental Term Loan Commitments”: as to any Lender, the obligation of such Lender, if any, to make an Incremental Term Loan to the Borrower in a principal amount not to exceed the amount set forth in the applicable Incremental Amendment governing such Incremental Term Loan.

“Incremental Term Loans”: as defined in Section 3.15(a).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f), (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (i) all Indebtedness incurred in connection with any Securitization in which such Person participates, and (j) for the purposes of Section 8(e) only, the net obligations (but in no event to be an amount less than zero) of such Person in respect of Swap Agreements; provided, however, that “Indebtedness” shall not include any amounts owed or other obligations of the Borrower or any Subsidiary related to the Taxable Special Obligation Development Lease Revenue Bonds (Sid Tool Co., Inc. Project) dated December 4, 2012 in the aggregate principal amount of up to $35,000,000 pursuant to that certain Bond Advance Agreement and Assignment of Lease and Rental Payments, dated as of December 4, 2012. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Insolvent”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

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“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or such other period as may be acceptable to all applicable Lenders), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or such other period as may be acceptable to all applicable Lenders), as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)          if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)          the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or Term Loan Maturity Date or beyond the date final payment is due on the Incremental Term Loans;

(iii)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)          the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Interim Financials”: as defined in Section 4.1.

“Investments”: as defined in Section 7.6.

“IRS”: the United States Internal Revenue Service.

“Issuing Lender”: JPMorgan Chase Bank, N.A. or any affiliate thereof, in its capacity as issuer of any Letter of Credit.

“L/C Commitment”: $50,000,000.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.14.

“L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender.

“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

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“Letters of Credit”: as defined in Section 2.10(a).

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Guarantee, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: each Group Member that is a party to a Loan Document.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, each tranche of the Incremental Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Domestic Subsidiary”: (a) Sid Tool Co., Inc., Enco Manufacturing Company, Inc., MSC Contract Management, Inc. and J&L America, Inc., (b) any other Subsidiary designated by the Borrower as a Material Domestic Subsidiary, and (c) each other Domestic Subsidiary of the Borrower the revenues (excluding intercompany revenues) of which for the Reference Period ended as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 exceed $50,000,000; provided that the aggregate revenues (excluding intercompany revenues) of all non-Material Domestic Subsidiaries for any Reference Period shall not exceed 10% of the aggregate revenues (excluding intercompany revenues) of the Borrower and its Domestic Subsidiaries for such Reference Period (and the Borrower will designate in writing to the Administrative Agent from time to time a Subsidiary (or Subsidiaries) to be designated as a “Material Domestic Subsidiary” in order to comply with the foregoing limitation (it being understood and agreed that such designation may be included in, and satisfied by delivery of, a supplement to the Guarantee substantially in the form of Annex A to the Guarantee)).

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Excluded Taxes”: as defined in Section 3.9(a).

“Non-U.S. Lender”: as defined in Section 3.9(d).

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“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement (other than any Excluded Swap Obligations arising under any Specified Swap Agreement) or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any interest, additions to tax or penalties applicable thereto.

“Participant”: as defined in Section 10.6(c).

“Participant Register”: as defined in Section 10.6(c).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Investors”: the collective reference to (a) Mitchell Jacobson, (b) Marjorie Gershwind Fiverson, (c) Erik Gershwind, (d) Stacey Bennett, (e) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of Mitchell Jacobson, Marjorie Gershwind Fiverson, Erik Gershwind or Stacey Bennett including, but not limited to, such one or more organizations to which transfers are deductible for Federal, estate, gift or income tax purposes, (f) any trust, the beneficiaries of which include only Mitchell Jacobson, Marjorie Gershwind Fiverson, Erik Gershwind, Stacey Bennett, their spouses, their lineal descendants and any other members of their families, and such one or more organizations to which transfers are deductible for Federal, estate, gift, or income tax purposes and (g) G-F MSC, LLC, a Delaware limited liability company, or its successors, so long as such company is owned only by Mitchell Jacobson, Marjorie Gershwind Fiverson, Erik Gershwind, Stacey Bennett, their spouses, their lineal descendants and any other members of their families, and such one or more organizations to which transfers are deductible for Federal, estate, gift, or income tax purposes.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, charitable organization, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan) that is covered by ERISA and in respect of which the Borrower or any Group Member is, or in the case of a Plan that is subject to Section 412 of the Code or Section 302 of ERISA, any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Pricing Grid”: the table set forth below.

Consolidated Leverage Ratio	Applicable Margin for Term Loans that are Eurodollar Loans	Applicable Margin for Term Loans that are ABR Loans	Applicable Margin for Revolving Loans that are Eurodollar Loans	Applicable Margin for Revolving Loans that are ABR Loans	Undrawn Fee Rate
Equal to or higher than 2.50 to 1.00	1.375%	0.375%	1.375%	0.375%	0.20%
Less than 2.50 to 1.00, but equal to or higher than 1.50 to 1.00	1.250%	0.250%	1.250%	0.250%	0.15%
Less than 1.50 to 1.00, but equal to or higher than 0.75 to 1.00	1.125%	0.125%	1.125%	0.125%	0.125%
Less than 0.75 to 1.00	1.00%	0.00%	1.00%	0.00%	0.100%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements pursuant to Section 6.1 are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

“Priority Debt”: without duplication, (a) all Indebtedness of Subsidiaries which are not Subsidiary Guarantors, (b) all Indebtedness of the Borrower or any of its Subsidiaries secured by a Lien other than Liens permitted by Section 7.3(a) through Section 7.3(o) and (c) all Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with any Securitization.

“Properties”: as defined in Section 4.17(a).

“Reference Period”: any period of four consecutive fiscal quarters.

“Refunded Swingline Loans”: as defined in Section 2.7.

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.14 for amounts drawn under Letters of Credit.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

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“Replaced Term Loans”: as defined in Section 10.1(d).

“Replacement Term Loans”: as defined in Section 10.1(d).

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and Incremental Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president, chief operating officer, vice president of finance and accounting, vice president of finance, corporate controller or chief financial officer of the Borrower, but in any event, with respect to financial matters, the vice president of finance and accounting, vice president of finance, corporate controller or chief financial officer of the Borrower.

“Restricted Payment”: any payment of dividends, any payment on account of the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock and any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A (which amount may be increased pursuant to Section 3.15) or in the Assignment and Assumption or Incremental Amendment pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $400,000,000.

“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”: as defined in the definition of “Facility”.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

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“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Revolving Extensions of Credit then outstanding.

“Revolving Termination Date”: April 22, 2018 or such earlier date on which the Revolving Commitments may terminate pursuant to Section 8 or Section 2.9.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Securitization”: any transaction or series of transactions entered into by the Borrower or any Subsidiary pursuant to which the Borrower or such Subsidiary, as the case may be, sells, conveys or otherwise transfers to a Securitization Vehicle Securitization Assets of the Borrower or such Subsidiary (or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Vehicle), and which Securitization Vehicle finances the acquisition of such Securitization Assets (i) with proceeds from the issuance or sale of Third Party Interests, (ii) with Sellers’ Retained Interests and/or (iii) with proceeds from the sale or collection of Securitization Assets previously purchased by such Securitization Vehicle.

“Securitization Assets”: any accounts receivable owed to or owned by the Borrower or any Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred in connection with securitizations of accounts receivable and which are sold, transferred or otherwise conveyed by the Borrower or a Subsidiary to a Securitization Vehicle in connection with a Securitization permitted by Section 7.5.

“Securitization Vehicle”: a Person that is a direct wholly owned Subsidiary of the Borrower or a Subsidiary formed for the purpose of effecting one or more Securitizations to which the Borrower or its Subsidiaries transfer Securitization Assets and which, in connection therewith, issues or sells Third Party Interests or Sellers’ Retained Interests; provided that such Securitization Vehicle shall engage in no business other than the purchase of Securitization Assets pursuant to Securitizations permitted by Section 7.5, the issuance or sale of Third Party Interests or other funding of such Securitizations and any activities reasonably related thereto, and provided further that:

(x) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Securitization Vehicle (i) is guaranteed by the Borrower or any Subsidiary (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

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(y) neither the Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding with such Securitization Vehicle other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and other than Standard Securitization Undertakings; and

(z) neither the Borrower nor any Subsidiary has any obligation to maintain or preserve such Securitization Vehicle’s financial condition or cause such Securitization Vehicle to achieve certain levels of operating results.

“Sellers’ Retained Interests”: the debt or equity interests held by or deferred purchase price payable to the Borrower or any Subsidiary in a Securitization Vehicle to which Securitization Assets have been transferred in a Securitization permitted by Section 7.5, including any such debt, equity or deferred purchase price received in consideration for the Securitization Assets transferred.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Swap Agreement”: any Swap Agreement entered into by the Borrower or any Guarantor and any Lender or affiliate thereof in respect of interest rates, currency exchange rates or commodity prices.

“Standard Securitization Undertakings”: representations, warranties, covenants, indemnities and guarantees of payment and performance entered into by the Borrower or any Subsidiary which the Borrower has determined in good faith to be customary in a Securitization, including those relating to the servicing of the assets of a Securitization Vehicle.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Material Domestic Subsidiary of the Borrower, other than any Securitization Vehicle.

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“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

“Swingline Exposure”: at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.

“Swingline Lender”: JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans.

“Swingline Loans”: as defined in Section 2.6.

“Swingline Participation Amount”: as defined in Section 2.7.

“Syndication Agent”: Bank of America, N.A., in its capacity as syndication agent in respect hereof.

“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $250,000,000.

“Term Facility”: as defined in the definition of “Facility”.

“Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”: as defined in Section 2.1.

“Term Loan Maturity Date”: April 22, 2018.

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Third Party Interests”: with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued or sold for cash consideration by the relevant Securitization Vehicle to banks, financing conduits, investors or other financing sources (other than the Borrower and its Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such Securitization Vehicle of Securitization Assets in a Securitization. The amount of any Third Party Interests shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Interests which are outstanding at such time.

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“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“U.S. Person”: a “United States person” with the meaning of Section 7701(a)(30) of the Code.

“Undrawn Fee Rate”: the rate per annum determined pursuant to the Pricing Grid.

“United States”: the United States of America.

“Withholding Agents”: the Loan Parties and the Administrative Agent.

1.2.          Other Definitional Provisions. (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)          As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Group Member at “fair value”, as defined therein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or other Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c)          The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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(e)          Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further that for purposes of calculating the ratios, requirements or covenants under this Agreement or any other Loan Document, any obligations of a Person under a lease (whether existing on the Closing Date or entered into thereafter) that is not (or would not be) required to be classified and accounted for as a Capital Lease Obligation on a balance sheet of such Person prepared in accordance with GAAP as in effect on the Closing Date shall not be treated as a Capital Lease Obligation or Indebtedness pursuant to this Agreement or the other Loan Documents solely as a result of (x) the adoption of changes in GAAP after the Closing Date (including, for the avoidance of doubt, any changes in GAAP as set forth in the FASB exposure draft issued on August 17, 2010 (as the same may be amended or supplemented from time to time)), or (y) changes in the application of GAAP after the Closing Date (including the avoidance of doubt, any changes as set forth in the FASB exposure draft issued on August 17, 2010 (as the same may be amended or supplemented from time to time)).

Section 2.  AMOUNTS AND TERMS OF TERM COMMITMENTS

AND REVOLVING COMMMITMENTS

2.1.          Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.2.

2.2.          Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M, New York City time, at least (x) three Business Days prior to the anticipated Closing Date, in the case of Eurodollar Loans, or (y) one Business Day prior to the anticipated Closing Date, in the case of ABR Loans) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 10:00 A.M, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3.          Repayment of Term Loans. The Term Loan of each Lender shall mature in consecutive quarterly installments beginning September 30, 2013, each of which shall be in an amount equal to (A) such Lender’s Term Percentage multiplied by (B) (x) the aggregate outstanding principal amount of Term Loans immediately after funding on the Closing Date, multiplied by (y) the percentage set forth below opposite such installment date:

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Installment	Principal Amount
September 30, 2013	1.25%
December 31, 2013	1.25%
March 31, 2014	1.25%
June 30, 2014	1.25%
September 30, 2014	2.50%
December 31, 2014	2.50%
March 31, 2015	2.50%
June 30, 2015	2.50%
September 30, 2015	2.50%
December 31, 2015	2.50%
March 31, 2016	2.50%
June 30, 2016	2.50%
September 30, 2016	5.00%
December 31, 2016	5.00%
March 31, 2017	5.00%
June 30, 2017	5.00%
September 30, 2017	13.75%
December 31, 2017	13.75%
March 31, 2018	13.75%
Term Loan Maturity Date	13.75% or remainder

2.4.          Revolving Commitments. (a)  Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 3.2.

(b)          The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.5.          Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 2.14 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

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2.6.          Swingline Commitment. (a)  Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (regardless of whether the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

(b)          The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

2.7.          Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a)  Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b)          The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

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(c)          If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d)          Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)          Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8.          Undrawn Fees, etc. (a)   The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender an undrawn fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Undrawn Fee Rate on the average daily amount of the unused Revolving Commitment of such Lender during the period for which payment is made. Undrawn fees shall be payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof. For purposes of calculating the undrawn fees, Swingline Loans shall not be deemed a utilization of the Revolving Commitments.

(b)          The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

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2.9.          Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.10.       L/C Commitment. (a)  The Existing Letters of Credit issued under the Existing Credit Agreement prior to the Closing Date, if any, will, from and after the Closing Date, be deemed to be Letters of Credit issued under this Agreement on the Closing Date. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 2.13(a), agrees to issue letters of credit (together with the Existing Letters of Credit, the “Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above, unless on or prior to such date, such Letter of Credit is cash collateralized in an amount equal to 105% of the face amount of such Letter and Credit and on such other terms reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender, it being understood and agreed that if the Administrative Agent and the applicable Issuing Lender agree to permit a Letter of Credit to expire after the Revolving Termination Date, notwithstanding any provision of this Agreement to the contrary, each L/C Participant’s participation in such Letter of Credit will terminate on the Revolving Termination Date and such L/C Participants will have no further obligations to the Issuing Lender after the Revolving Termination Date).

(b)          The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

2.11.       Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

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2.12.         Fees and Other Charges. (a)  The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

(b)           In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

2.13.         L/C Participations. (a)  The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing

(b)          If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 2.13(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.13(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

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(c)          Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.13(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

2.14.       Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice (each such date, an “Honor Date”). Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts (except to the extent deemed converted to a Revolving Loan as provided below) from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 3.4(b) and (y) thereafter, Section 3.4(c). If the Borrower fails to so reimburse the Issuing Lender by Honor Date, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing and the amount of such Revolving Lender’s Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan of ABR Loans to be disbursed on the Honor Date in an amount equal to the unreimbursed drawing, without regard to the minimums and multiples specified in Section 2.5 for the principal amount of ABR Loans, but subject to the amount of unutilized portion of the aggregate Available Revolving Commitment and the conditions set forth in Section 5.2 (other than delivery of a notice of borrowing); provided, that if the conditions set forth in Section 5.2 are not satisfied at such time, then no Revolving Loan shall be deemed requested and the Borrower shall not be relieved from its Reimbursement Obligations.

2.15.       Obligations Absolute. The Borrower’s obligations under this Section 2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 2.14 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

2.16.       Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

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2.17.         Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply.

Section 3.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

3.1.          Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A,M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.10. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Prepayments of any tranche of Incremental Term Loans will be in such minimum principal amounts, and shall be applied, as specified in the applicable Incremental Amendment governing such tranche.

3.2.          Conversion and Continuation Options. (a)   The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)          Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

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3.3.          Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twenty Eurodollar Tranches shall be outstanding at any one time.

3.4.          Interest Rates and Payment Dates. (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b)          Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)          (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any undrawn fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non payment until such amount is paid in full (as well after as before judgment).

(d)          Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

3.5.          Computation of Interest and Fees. (a)  Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)          Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.4(a).

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3.6.          Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

3.7.          Pro Rata Treatment and Payments. (a)  Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any undrawn fee and any reduction or termination of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders, except as otherwise permitted in Sections 3.14(e) and 10.1(b).

(b)          Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Incremental Term Loans shall be applied as set forth in the applicable Incremental Amendment governing such tranche of Incremental Term Loans paid.

(c)          Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders, except as otherwise permitted in Sections 3.14(e) and 10.1(b).

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(d)          All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)          Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(f)          Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(g)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.7(b), 2.7(c), 3.7(e), 3.7(f), 2.13(a) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

3.8.          Requirements of Law. (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or other Credit Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

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(i)          shall subject any Credit Party to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof, in each case except for Non-Excluded Taxes covered by Section 3.9 and taxes described in any of Section 3.9(a)(i) through (iv);

(ii)         shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii)        shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (or, in the case of (i), to such Lender or Issuing Lender), by an amount that such Lender (or, in the case of (i), such Lender or Issuing Lender) deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender (or, in the case of (i), such Lender or Issuing Lender), upon its demand, any additional amounts necessary to compensate such Lender (or, in the case of (i), such Lender or Issuing Lender), for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)  If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)          Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to or by way of implementing Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

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(d)          A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.9.          Taxes. (a)  All payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) any branch profits taxes imposed by a jurisdiction referred to in clause (i) of this Section 3.9(a), (iii) taxes that are attributable to a Lender’s failure to comply with the requirements of paragraph (d) of this Section, or (iv) withholding taxes resulting from any Requirement of Law (including FATCA) in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to such taxes pursuant to this Section 3.9(a); provided, if any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any other Loan Document, as determined in good faith by the applicable Withholding Agent, such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law, and the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) the amounts it would have received had no such withholding or deduction been made.

(b)          In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, unless such Other Taxes are excluded under 3.9(a)(iii).

(c)          Whenever any Non-Excluded Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party showing payment thereof, a copy of the return reporting such payment or other evidence of payment reasonably satisfactory to the Administrative Agent. If (i) a Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) a Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the applicable Loan Party shall indemnify the Administrative Agent and the Lenders for such amounts and for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, in the case of (i) and (ii), or any such direct imposition, in the case of (iii).

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(d)          (i)          Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.9(d)(ii)(A) through (F) and 3.9(d)(iii) below) shall not be required if in the Lender's judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a change in any Requirement of Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 3.9(d). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)         Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A)	in the case of a Lender that is a U.S. Person, IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)	in the case of a Lender that is not a U.S. Person (a “Non-U.S. Lender”) claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the "interest" article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the "business profits" or "other income" article of such tax treaty;

(C)	in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender's conduct of a trade or business in the United States, IRS Form W-8ECI (or successor form);

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(D)	in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN (or successor form) and (2) a certificate substantially in the form of Exhibit E (a "U.S. Tax Certificate") to the effect that such Lender is not (a) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (b) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)	in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY (or successor form) on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (d)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)	any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of tax (if any) required by law to be withheld.

(iii)        If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.9(d)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)          Each Lender shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

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(f)          If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.9, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.9 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event and to the extent of the amount the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g)          The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.10.         Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the lost profits included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.11.         Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.8 or 3.9(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage for which it is not indemnified by Borrower, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.8 or 3.9(a).

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3.12.         Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 3.8 or 3.9(a) or (b) becomes a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 3.11 so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.8 or 3.9(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 3.10 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.8 or 3.9(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

3.13.         Borrower Repurchases . So long as no Default or Event of Default has occurred and is continuing, the Borrower (or an Affiliate of the Borrower) may from time to time purchase, in accordance with this Section 3.13, Term Loans from one or more Lenders on a non-pro rata basis pursuant to a Dutch auction or other similar process (open to all Lenders on a pro rata basis), on terms to be agreed between the Borrower (or such Affiliate) and the Lenders agreeing to sell their Term Loans in such Dutch auction or other similar process; provided that (i) the procedures with respect to any such Dutch auction or other similar process shall be approved by the Administrative Agent (such approval not to be unreasonably withheld), (ii) the principal amount of Term Loans purchased by the Borrower (or such Affiliate) shall be cancelled and such Term Loans shall no longer be outstanding for all purposes of this Agreement and the other Loan Documents and (iii) no proceeds of the Revolving Facility shall be used to consummate such purchase. By initiating a Dutch auction or other similar process and repurchasing Term Loans pursuant to this Section 3.13, the Borrower shall be deemed to represent as of the date of such notice and purchase that the Borrower is not in possession of any information regarding any Loan Party, its assets, its ability to perform its Obligations or any other matter that may be material to a decision by any Term Lender to participate in such Dutch auction or other similar process or participate in any of the transactions contemplated thereby, that has not previously been disclosed to the Administrative Agent and the Lenders.

3.14.         Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          fees shall cease to accrue on the unused Commitment of such Defaulting Lender pursuant to Section 2.8;

(b)          the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)          if any Swingline Exposure or any L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

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(i)          all or any part of the Swingline Exposure and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentage but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments (any such excess, the “Excess Extensions of Credit”);

(ii)         if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay the Swingline Exposure of the Defaulting Lender and (y) second, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such L/C Obligations are outstanding, in each case only to the extent of the Excess Extensions of Credit;

(iii)        if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(a) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;

(iv)        if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.8 and Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

(v)         if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, and letter of credit fees payable under Section 2.12 with respect to such Defaulting Lender’s L/C Obligations shall be payable to the Issuing Lender until and to the extent that such L/C Obligations are reallocated and/or cash collateralized; and

(d)          so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 3.14(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 3.14(c)(i) (and such Defaulting Lender shall not participate therein).

(e)          Notwithstanding anything to the contrary in Section 3.7, the Borrower may (x) terminate the unused amount of the Revolving Commitment of a Defaulting Lender or (y) repay the principal of and interest on the Revolving Loans then held by the Defaulting Lender, in each case upon not less than three Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof); provided that the Revolving Commitments shall be permanently reduced by the principal amount of any such repayment; provided further, such termination or repayment will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any Lender may have against such Defaulting Lender.

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If (i) a Bankruptcy Event with respect to any Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

3.15.      Incremental Facilities.

(a)          The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (x) one or more tranches of term loans (each such tranche, an “Incremental Term Loan” and collectively, the “Incremental Term Loans”) or (y) one or more increases in the amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase” and, together with the “Incremental Term Loans, the “Incremental Loans”); provided that:

(i)          both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below (an “Incremental Loan Closing Date”), no Default or Event of Default shall exist after giving effect to the extension of credit contemplated on the Incremental Loan Closing Date;

(ii)         each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Incremental Loan Closing Date, as if made on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

(iii)        the Borrower shall be in compliance with the covenants set forth in Section 7.1 determined on a pro forma basis as of the most recently ended Reference Period as if (x) the Incremental Term Loans or (y) the additional Revolving Loans, as applicable, proposed to be borrowed on such Incremental Closing Date had been outstanding and fully borrowed on the first day of such Reference Period of the Borrower for testing compliance therewith (bearing interest throughout the Reference Period at the rate applicable on the relevant Incremental Loan Closing Date).

Each Incremental Term Loan shall be in an aggregate principal amount that is not less than $50,000,000 and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of any Incremental Loans, when taken together with all other Incremental Loans to date, shall not exceed $200,000,000.

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(b)          The Incremental Loans shall rank pari passu in right of payment with the Term Loans and Revolving Loans. The Incremental Term Loans (i) shall not mature earlier than the Term Loan Maturity Date or the Revolving Termination Date, (ii) shall have a weighted average life to maturity no shorter than the remaining weighted average life to maturity of the Term Loan and (iii) shall otherwise be on terms, including with respect to interest rate and amortization (subject to the foregoing clause (ii)), and pursuant to documentation, to be determined by the Borrower, the Administrative Agent and the lenders thereunder. Other than with respect to the Applicable Margin or Undrawn Fee Rate, the terms of the Revolving Commitments and Revolving Loans made pursuant to a Revolving Commitment Increase shall be identical to the terms of the existing Revolving Commitments and Revolving Loans.

(c)          Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Loans. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender or by any other bank or other financial institution as determined by the Borrower (any such other bank or other financial institution being called an “Additional Lender”); provided that (i) no Lender shall have any obligation to provide any Incremental Loan or commitment in respect thereof unless it agrees to do so in its sole discretion and (ii) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Additional Lender.

(d)          Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. Each Additional Lender executing an Incremental Amendment shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement.

(e)          Upon each increase in the Revolving Commitments pursuant to this Section, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations hereunder in Letters of Credit and (y) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment and (ii) if on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.10. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

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Section 4.  REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1.          Financial Condition. The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at August 28, 2010, August 27, 2011 and September 1, 2012, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates (collectively, the “Historical Financials”), reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 2, 2013, and the related unaudited consolidated statements of income and cash flows for the 6-month period ended on such date (collectively, the “Interim Financials”), present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the 6-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein) and the omission in unaudited consolidated financial statements of the information and footnotes not required under GAAP to be included in interim unaudited financial information. As of the Closing Date, except as set forth on Schedule 4.1 and except for the “Assumed Liabilities” and “Remaining Canadian Obligations” under (and as defined in) the Acquisition Agreement, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from September 1, 2012 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

4.2.          No Change. Since September 1, 2012, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3.          Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, with respect to any Subsidiary that is not a Loan Party, where the failure to be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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4.4.          Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5.          No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.6.          Litigation. Except as set forth on Schedule 4.6 attached hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that is reasonably likely to be determined adversely and, if so adversely determined, could reasonably be expected to have a Material Adverse Effect.

4.7.          No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8.          Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, in each case material to its business and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9.          Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. As of the Closing Date, no material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect, except where such infringement, individually or in the aggregate, does not have a Material Adverse Effect.

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4.10.         Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; no material tax Lien has been filed (other than a tax Lien described in Section 7.3(a)), and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge, other than any such tax, fee or other charge described in clauses (a) or (b) above.

4.11.         Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12.         Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13.         ERISA. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) each Plan has complied in all respects with the applicable provisions of ERISA and the Code; (b) neither a Reportable Event (in the case of any Single Employer Plan) nor, in the case of a Plan subject to Section 412 of the Code or Section 302 of ERISA, any failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred with respect to any such Plan during the five-year period prior to the date on which this representation is made or deemed made; and (c) neither the Borrower, any Group Member, nor any Commonly Controlled Entity has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard with respect to any Plan, or failed to make by its due date a required installment to any Single Employer Plan under Section 430(j) of the Code, and there has been no determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA). No termination of a Single Employer Plan or Multiemployer Plan has occurred that has resulted or is likely to result in material liability to the Group Members, and no Lien in favor of the PBGC or such a Plan has arisen with respect to any Single Employer Plan during the five-year period prior to the date on which this representation is made or deemed made. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that is material to the Group Members. Neither the Borrower, any Group Member nor any Commonly Controlled Entity has failed to make any required contribution to a Multiemployer Plan when due or had a complete or partial withdrawal from any Single Employer Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA with respect to the Group Members, and the Group Members would not become subject to any material liability under ERISA if the Borrower, any Group Member or any Commonly Controlled Entity were to withdraw completely from all Single Employer Plans and, to the Borrower’s knowledge, all Multiemployer Plans, as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither Borrower, any Group Member nor any Commonly Controlled Entity has received any notice (i) concerning the imposition of liability as a result of a complete or partial withdrawal from a Multiemployer Plan or that any Multiemployer Plan is, or is expected to be, in Reorganization, Insolvent, or terminated (within the meaning of Section 4041A of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or (ii) from the PBGC or a Plan administrator relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA.

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4.14.       Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board and applicable insolvency law after the commencement of an insolvency proceeding) that limits its ability to incur Indebtedness.

4.15.       Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date to reflect changes after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than (i) stock options, restricted stock units, restricted stock, stock appreciation rights and other rights and equity incentive awards granted to employees, consultants or directors pursuant to any equity incentive plan, savings plan or employee stock purchase plan of the Borrower and (ii) directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

4.16.       Use of Proceeds.

The proceeds of the Term Loans shall be used to (a) repay amounts owed under the Existing Credit Agreement, (b) pay a portion of the cash consideration for the Acquisition and (c) pay related fees and expenses. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used to (a) repay amounts owed under the Existing Credit Agreement, (b) pay a portion of the cash consideration for the Acquisition, (c) pay related fees and expenses and (d) provide for the working capital needs and general corporate purposes of the Borrower and its Subsidiaries, including acquisitions and other Investments permitted by the terms of this Agreement.

4.17.       Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)          the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b)          no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

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(c)          Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d)          no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e)          there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f)          the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g)          no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18.       Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished in writing by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided, however, that the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

4.19.       Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

4.20.       Anti-Terrorism Laws; OFAC. No Group Member, nor, to the knowledge of the Borrower, any Affiliate, director or officer of any Group Member, is in violation of any Requirement of Law relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., in each case, as amended from time to time. No Group Member, nor, to the knowledge of the Borrower, any Affiliate, director or officer of any Group Member, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

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Section 5.  CONDITIONS PRECEDENT

5.1.          Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction (or waiver), prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Credit Agreement; Guarantee. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A and (ii) the Guarantee, executed and delivered by each Subsidiary Guarantor.

(b) Acquisition. The Acquisition shall be simultaneously consummated in accordance with applicable law and the terms and conditions of the Acquisition Agreement. The Acquisition Agreement shall have satisfactory terms and conditions, and no provision thereof shall have been waived, amended, supplemented or otherwise modified in any material respect without the approval of the Lenders. Since December 31, 2011, there shall not have occurred a Material Adverse Effect (as defined in the Acquisition Agreement). The representations made by the Seller (under and as defined in the Acquisition Agreement) as are material to the interests of the Lenders shall be true and correct to the extent required by the Acquisition Agreement but only to the extent that the accuracy thereof is a condition to the Borrower’s obligations to close under the Acquisition Agreement or the Borrower has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations.

(c) Existing Credit Agreement. All amounts outstanding under the Existing Credit Agreement shall be simultaneously paid in full, all outstanding commitments thereunder shall be terminated and any liens securing the obligations thereunder shall be released; provided that, each Lender hereto that is a lender under the Existing Credit Agreement hereby waives the notice requirements set forth in Sections 2.6 and 3.1 of the Existing Credit Agreement with respect to the repayment of the Existing Credit Agreement contemplated by this clause (c).

(d) Financial Statements. The Lenders shall have received the Historical Financials and Interim Financials described in Section 4.1.

(e) Projections. The Lenders shall have received satisfactory projections through 2018.

(f) Approvals. All governmental and third party approvals necessary in connection with the Acquisition, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

(g) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

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(h) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) certificates of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i) the legal opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP, counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent; and

(ii) the legal opinion of local counsel to the Borrower and its Subsidiaries in each jurisdiction as the Administrative Agent may reasonably require.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

5.2.          Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

Section 6.  AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (except to the extent cash collateralized in the manner set forth in Section 2.10(a)) or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

6.1.          Financial Statements. Furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 90 days (or such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each fiscal year of the Borrower plus the term of any extensions permitted to be taken by the Borrower in accordance with SEC rules and regulations in respect of such annual reports, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

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(b) as soon as available, but in any event not later than 45 days (or such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three quarterly periods of each fiscal year of the Borrower plus the term of any extensions permitted to be taken by the Borrower in accordance with SEC rules and regulations in respect of such quarterly reports, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as presenting fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of their operations and their cash flows for the period then ended (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Information required to be delivered pursuant to this Section 6.1 shall be deemed to have been delivered to the Lenders on the date on which such information has been posted on the Borrower’s website on the Internet at www.mscdirect.com or is available on the website of the SEC at www.sec.gov (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 6.1 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 10.2.

6.2.          Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (c), to the relevant Lender):

(a) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(b) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC (it being understood that information required to be delivered pursuant to this Section 6.2(b) (i) shall be deemed to have been delivered to the Lenders on the date on which such information has been posted on the Borrower’s website on the Internet at www.mscdirect.com or is available on the website of the SEC at www.sec.gov (to the extent such information has been posted or is available as described in such notice) and (ii) may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 10.2); and

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(c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

6.3.          Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations (including taxes) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where such failure to pay, discharge or otherwise satisfy could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.4.          Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5.          Maintenance of Property; Insurance. (a)  Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6.          Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law, in each case in all material respects, shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect any of its properties and examine and make abstracts from any of its books and records as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

6.7.          Certain Notices. Promptly (and in any event within five Business Days, except as set forth in clause (e) below) give notice to the Administrative Agent and each Lender (with respect to clauses (a) through (c) and (f)) and to the Administrative Agent (with respect to clauses (d) and (e)) after any Responsible Officer obtains knowledge of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

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(c) any litigation or proceeding affecting any Group Member (i) which is reasonably likely to be adversely decided and, if adversely decided, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) in which any material injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan that is likely to result in material liability to the Group Members; the failure of Borrower, any Group Member or any Commonly Controlled Entity to make any required contribution to a Plan; the determination that any Single Employer Plan is in “at risk” status; the creation of any Lien against Borrower, any Group Member or any Commonly Controlled Entity with respect to a Single Employer Plan in favor of the PBGC or such a Plan; or any withdrawal by Borrower, any Group Member or any Commonly Controlled Entity from, or the termination of, any Single Employer Plan; (ii) the failure of Borrower, any Group Member or any Commonly Controlled Entity to make any required contribution to a Multiemployer Plan; any withdrawal of Borrower, any Group Member or any Commonly Controlled Entity from, or termination of, any Multiemployer Plan; or the receipt by Borrower, any Group Member, or any Commonly Controlled Entity of (A) any notice concerning the Reorganization or Insolvency of, any Multiemployer Plan or (B) a determination that any such Multiemployer Plan is in “endangered” or “critical” status; or (iii) the institution of proceedings or the taking of any other action by the PBGC against the Borrower, any Group Member, any Commonly Controlled Entity, or any Multiemployer Plan with respect to (A) any withdrawal from, or termination of, any Plan or Multiemployer Plan or (B) the Reorganization or Insolvency of any Multiemployer Plan;

(e) upon reasonable request of the Administrative Agent and promptly following receipt thereof from the administrator or sponsor of the applicable Multiemployer Plan, copies of any documents or notices described in Sections 101(k) or 101(l) of ERISA that Borrower, any Group Member or any Commonly Controlled Entity may request with respect to any Multiemployer Plan; and

(f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8.          Environmental Laws. (a)  Comply in all material respects with, and use its commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use its commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)          Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, in each case except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

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6.9.          Additional Guarantors. With respect to any Domestic Subsidiary (other than a Securitization Vehicle) that becomes a Material Domestic Subsidiary after the Closing Date or any new Material Domestic Subsidiary (other than a Securitization Vehicle) created or acquired after the Closing Date, promptly (i) cause such Material Domestic Subsidiary (A)  to execute and deliver to the Administrative Agent a supplement to the Guarantee substantially in the form of Annex A to the Guarantee and (B) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent a legal opinion relating to the matters described above, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Section 7.  NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (except to the extent cash collateralized in the manner set forth in Section 2.10(a)) or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1.          Financial Condition Covenants.

(a)          Consolidated Leverage Ratio. As of the last day of any fiscal quarter (commencing with the fiscal quarter ended on or about March 2, 2013), permit the Consolidated Leverage Ratio for the Reference Period ending on such day to exceed 3.00 to 1.00.

(b)          Consolidated Interest Coverage Ratio. As of the last day of any fiscal quarter (commencing with the fiscal quarter ended on or about March 2, 2013), permit the Consolidated Interest Coverage Ratio for the Reference Period ending on such day to be less than 3.00 to 1.00.

7.2.          Indebtedness. (a)  Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness of the Borrower or any Subsidiary Guarantor if, after giving effect thereto, on a pro forma basis, the Borrower would not be in compliance with Section 7.1(a) as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1; provided that (i) if such Indebtedness is incurred in connection with an acquisition permitted under this Agreement, for purposes of complying with the Consolidated Leverage Ratio in Section 7.1(a), Consolidated EBITDA of the Borrower shall be calculated on a pro forma basis to give effect to such acquisition in the manner set forth in clause (ii) of the definition of “Consolidated EBITDA” hereunder and (ii) subject to Section 7.6(g), the Borrower and its Subsidiaries shall be permitted to create, issue, incur, assume, become liable in respect of and suffer to exist Indebtedness owing to the Borrower or any Subsidiary Guarantor.

(b)         Create, issue, assume, become liable in respect of or suffer to exist any Priority Debt, except:

(i)          Indebtedness incurred in connection with Securitizations permitted by Section 7.5;

(ii)         subject to Section 7.6(g), Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any Subsidiary Guarantor; and

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(iii)        other Priority Debt, provided that, at the time of creation, issuance, incurrence, assumption, becoming liable in respect thereof or existence thereof and after giving effect thereto, the aggregate amount of Priority Debt (other than Priority Debt permitted by clauses (i) and (ii) of this Section 7.2(b)) then outstanding does not exceed the greater of $500,000,000 and 20% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1.

7.3.          Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for taxes or other governmental charges or assessments not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, obligations in favor of utility companies, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions, defects and irregularities in title and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens in existence on the date hereof listed on Schedule 7.3(f), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased above the original principal amount thereof;

(g) Liens securing Indebtedness of the Borrower or any Subsidiary (including, without limitation, Capital Lease Obligations) permitted under Section 7.2(a) to finance the acquisition, construction or improvement of fixed or capital assets or to secure the purchase price of fixed or capital assets, provided that (i) such Liens shall be created within 90 days of the acquisition, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than such fixed or capital assets and (iii) the amount of Indebtedness or purchase price obligation secured thereby is not increased above the original principal amount thereof;

(h) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased, and licenses and sublicenses granted by the Borrower or any Subsidiary in the ordinary course of business;

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(i) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k) Liens in favor of collecting banks arising by operation of law under the Uniform Commercial Code covering only the items being collected upon and Liens (including the right of set-off) in favor of a bank or other depository institution arising in the ordinary course of business as a matter of law encumbering deposits;

(l) Liens arising from the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignments of goods;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sales of goods (including Article 2 of the UCC), and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements, in each case entered into in the ordinary course of business;

(n) Liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings, and Liens securing judgments for the payment of money not constituting an Event of Default under Section 8(h);

(o) Liens on assets subject to, and incurred under, merger agreements, stock or asset purchase agreements and similar purchase agreements in respect of the Disposition of such assets by the Borrower or its Subsidiaries in a Disposition permitted hereunder;

(p) Liens on any asset at the time the Borrower or any of its Subsidiaries acquired such asset and Liens on the assets of a Person existing at the time such Person was acquired by the Borrower or any of its Subsidiaries, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of its Subsidiaries; subject to the condition that (i) any such Lien may not extend to any other asset of the Borrower or any of its Subsidiaries; and (ii) any such Lien shall not have been created in contemplation of or in connection with the transaction or series of transactions pursuant to which such asset or Person was acquired by the Borrower or any of its Subsidiaries;

(q) Liens on Securitization Assets in connection with Securitizations permitted by Section 7.5;

(r) Liens securing Priority Debt permitted to be incurred by Section 7.2(b);

(s) Liens that secure Swap Agreements, provided that the aggregate fair market value of all assets subject to such Liens does not at any time exceed $30,000,000 in the aggregate; and

(t) Liens not otherwise permitted under this Section 7.3, provided that the aggregate fair market value of all assets subject to such Liens does not at any time exceed $30,000,000 in the aggregate.

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7.4.          Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation) and (ii) any Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into any other Subsidiary of the Borrower that is not a Subsidiary Guarantor;

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5;

(c) any Disposition permitted by Section 7.5 may be effected through a merger, consolidation or amalgamation;

(d) any Investment expressly permitted by Section 7.6 may be effected through a merger, consolidation or amalgamation; and

(e) any Subsidiary (other than a Subsidiary Guarantor) may liquidate, wind up or dissolve if the Borrower determines in good faith that such liquidation, winding-up or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.

7.5.          Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by clause (i) of Section 7.4(b);

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor;

(e) sales of Securitization Assets in Securitizations, provided that (i) each such Securitization is effected on market terms as reasonably determined by the management of the Borrower and (ii) the aggregate amount of Third Party Interests in respect of all such Securitizations does not exceed $100,000,000 at any time outstanding;

(f) a sale-leaseback by the Borrower or its Subsidiaries of fixed assets for fair market value in a transaction not otherwise prohibited hereunder, provided that (x) such assets were first acquired by the Borrower or its Subsidiaries no earlier than 180 days prior to the date of such sale-leaseback and (y) the fair market value of assets Disposed of pursuant to this paragraph (f) shall not exceed $10,000,000 in the aggregate in any fiscal year;

(g) the payment of cash dividends to the holders of the Borrower’s outstanding Capital Stock;

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(h) Dispositions of Cash Equivalents and marketable securities for a purchase price that is not less than fair market value of the Investments being sold in connection with the cash management operations of the Borrower and its Subsidiaries in the ordinary course of business;

(i) Dispositions of property by the Borrower or any Subsidiary to the Borrower or any Subsidiary Guarantor; and

(j) the Disposition of other property, provided that, at the time of such Disposition, the fair market value of the property so Disposed, together with the fair market value of all other property Disposed under this Section 7.5(j) during such fiscal year of the Borrower, shall not exceed 25% of Consolidated Tangible Assets (determined as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1).

7.6.          Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments in Cash Equivalents;

(c) Guarantee Obligations permitted by Section 7.2;

(d) Investments consisting of Sellers’ Retained Interests in Securitizations permitted by Section 7.5;

(e) Investments listed in Schedule 7.6(e) committed on the Closing Date;

(f) Investments received by the Borrower or any of its Subsidiaries in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(g) Investments by the Borrower or its Subsidiaries in the Borrower or any of its Subsidiaries; provided that, (i) the sum of (x) the aggregate amount of Investments made pursuant to this clause (g) by the Borrower and the Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors plus (y) the aggregate amount of Priority Debt created, issued assumed or incurred by the Borrower or its Subsidiaries pursuant to Section 7.2(b)(iii) does not exceed the greater of $500,000,000 and 20% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 and (ii) such Investments in Subsidiaries that are not Subsidiary Guarantors may only be made so long as no Default or Event of Default shall then exist or would exist after giving effect thereto;

(h) Investments consisting of loans to employees and officers for travel, housing, relocation and other similar expenses incurred in the ordinary course of business not to exceed $5,000,000 at any time outstanding (so long as such loans do not violate the Sarbanes-Oxley Act of 2002 or any other Requirement of Law);

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(i) the Acquisition; and

(j) other Investments, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall be in compliance with the covenants set forth in Section 7.1 as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 after giving effect, on a pro forma basis, to such Investment as if it had occurred on the first day of the relevant period and (iii) in the case of Investments in excess of $100,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying the satisfaction of the foregoing conditions and setting forth in reasonable detail the calculations necessary to determine compliance with clause (ii) above.

7.7.          Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a)(i) not otherwise prohibited hereunder and (ii) upon fair and reasonable terms no less favorable to the relevant Group Member than it could obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; (b) disclosed or reflected on Schedule 7.7, (c) compensation arrangements, indemnification agreements and employee benefits plans for officers and directors duly approved by the board of directors of the Borrower or such Subsidiary, or (d) in connection with transactions made in accordance with Section 7.4 or 7.6, provided that this Section 7.7 shall not prohibit any sale of Securitization Assets and other transactions effected as part of Securitizations permitted by Section 7.5.

7.8.          Changes in Fiscal Periods. Except as may be required by GAAP, permit the fiscal year of the Borrower to end on a day other than the Saturday closest to August 31 or change the Borrower’s method of determining fiscal quarters.

7.9.          Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions or conditions imposed by any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority, (iii) customary restrictions and conditions contained in licenses, leases and franchise agreements, (iv) restrictions or conditions in respect of transfers or distributions affecting property or assets subject to a Lien permitted under Section 7.3, (v) restrictions or conditions contained in instruments and agreements evidencing Indebtedness for borrowed money permitted to be incurred under Section 7.2, that are taken as a whole no more restrictive than such restrictions and conditions contained in this Agreement, (vi) restrictions or conditions contained in any joint venture agreements, partnership agreements and other agreements relating to the joint ownership of assets, provided such restrictions or conditions apply only to the assets or property contained within such joint venture, partnership or other joint ownership arrangement, (vii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (viii) customary restrictions contained in any documents relating to any Securitizations, provided such restrictions only apply to the applicable Securitization Vehicle and its assets or the Securitization Assets.

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Section 8.  EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished in writing by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or

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(f) (i) any Group Member (other than an Immaterial Subsidiary that is not a Loan Party) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than an Immaterial Subsidiary that is not a Loan Party) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary that is not a Loan Party) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary that is not a Loan Party) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member (other than an Immaterial Subsidiary that is not a Loan Party) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than an Immaterial Subsidiary that is not a Loan Party) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) the occurrence of any non-exempt “prohibited transaction” (as defined in Section 406 and 408 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to meet the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, any Plan shall be determined to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall incur any liability in connection with (A) a withdrawal from any Single Employer Plan or Multiemployer Plan, or (B) the Insolvency or Reorganization or termination (within the meaning of Section 4041A of ERISA) of any Multiemployer Plan or determination that any Multiemployer Plan is in “endangered” or “critical” status; or (vi) any other event or condition shall occur or exist with respect to a Plan or Multiemployer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been paid, satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

(i) the guarantee of any Subsidiary Guarantor contained in the Guarantee shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(j) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d) 3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding stock of the Borrower entitled to vote in the election of directors or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors;

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then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

Section 9.  THE AGENTS

9.1.          Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2.          Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

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9.3.          Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4.          Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, email or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5.          Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

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9.6.          Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7.          Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8.          Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

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9.9.          Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10.         Securitizations. Each party hereto authorizes the Administrative Agent to enter into customary intercreditor agreements not inconsistent with the provisions hereof, in connection with Securitizations permitted under this Agreement.

9.11.         Co-Documentation Agents and Syndication Agent; Issuing Lender. (a) Neither the Co-Documentation Agents nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

(b)            The Issuing Lender shall be entitled to the benefits of this Section and have equivalent rights, as are applicable to the Administrative Agent.

Section 10.  MISCELLANEOUS

10.1.          Amendments and Waivers. (a)  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall: (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligations, extend the scheduled date of any amortization payment in respect of any Term Loan or Incremental Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 3.7 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; or (viii) amend, modify or waive any provision of Section 2 that affects the Issuing Lender without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

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(b)          If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the proviso to Section 10.1(a), the consent of Lenders having Revolving Extensions of Credit, Term Loans, Incremental Term Loans and unused Commitments representing more than 50% of the sum of the Total Revolving Extensions of Credit, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if any such Lender’s consent is required with respect to less than all classes of Loans (or related Commitments), to replace only the Commitments and/or Loans of any such non-consenting Lender that gave rise to the need to obtain such Lender’s individual consent) with one or more assignees pursuant to, and with the effect of an assignment under, Section 3.12 so long as at the time of such replacement, each such assignee consents to the proposed change, waiver, discharge or termination or (ii) terminate such non-consenting Lender’s Commitment (if such Lender’s consent is required as a result of its Commitment) and/or repay each class of outstanding Loans of such Lender that gave rise to the need to obtain such Lender’s consent; provided (A) that, unless the Commitments that are terminated and Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), Lenders having Revolving Extensions of Credit, Term Loans, Incremental Term Loans and unused Commitments representing more than 50% of the sum of the Total Revolving Extensions of Credit, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments at such time (determined after giving effect to the proposed action) shall specifically consent thereto and (B) any such replacement or termination transaction described above shall be effective on the date notice is given of the relevant transaction and shall have a settlement date no earlier than five Business Days and no later than 90 days after the relevant transaction; provided further that the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to clauses (vi) through (viii) of the proviso to Section 10.1(a).

(c)          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) (i) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Incremental Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders and (ii) without the written consent of any other Lenders, as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 3.15.

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(d)          In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Term Loans (“Replaced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Replaced Term Loans and (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing.

(e)          Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

10.2.       Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, New York 11747
Attention: General Counsel
Telecopy: (516) 812-1175
Telephone: (516) 812-1420

Administrative Agent:	JPMorgan Chase Bank, N.A. Long Island Corporate Banking Group 395 North Service Road, Suite 302 Melville NY 11747
Attention: Alicia Schreibstein
Telecopy: (631) 755-5184
Telephone: (631) 755-5160

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

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Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 and Section 3 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3.          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4.          Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5.          Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and its Affiliates for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, the Issuing Lender, the Swingline Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to each Lender, the Issuing Lender and the Swingline Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Issuing Lender, the Swingline Lender and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Issuing Lender, the Swingline Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, excluding taxes (as to which the provisions of Sections 3.8 and 3.9 shall control) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Jeff Kaczka, Executive Vice President and Chief Financial Officer (Telecopy No. 516-812-1703), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

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10.6.          Successors and Assigns; Participations and Assignments. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)          (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural person or a Defaulting Lender) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)	the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or (f) has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;

(B)	the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an affiliate of a Lender or an Approved Fund; and

(C)	with respect to the Revolving Commitment and Revolving Loans only, the Issuing Lender (such consent not to be unreasonably withheld or delayed), provided that no consent of the Issuing Lender shall be required for an assignment of all or any portion of a Loan to a Lender, an affiliate of a Lender or an Approved Fund.

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(ii)         Assignments shall be subject to the following additional conditions:

(A)	except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)	the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(C)	the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities law; and

(D)	no assignment of Term Loans (or Incremental Term Loans) may be made to the Borrower or its Affiliates except pursuant to, and in accordance with the terms of, Section 3.13, and no assignment of Revolving Loans or Revolving Commitments may be made to the Borrower or its Affiliates.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

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(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.10 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (as to its interest only) at any reasonable time and from time to time upon reasonable prior notice.

(v)         Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)          (i)          Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits and subject to the limitations of Sections 3.8, 3.9 and 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b)as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(ii)         A Participant shall not be entitled to receive any greater payment under Section 3.8 or 3.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 3.9 unless such Participant complies with Section 3.9(d) as if it were a Lender.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)          The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f)          Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

10.7.          Adjustments; Set-off. (a)  Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

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(b)          In addition to any rights and remedies of the Lenders provided by law, each Lender and its affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower; provided that if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swingline Lender and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

10.8.          Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9.          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10.         Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11.         Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12.         Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

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(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13.         Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

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10.14.         Releases of Guarantees. (a)  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

(b)          At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Guarantee and all obligations (other than those expressly stated to survive such termination) of each Loan Party under the Guarantee shall terminate subject to the provisions thereof, all without delivery of any instrument or performance of any act by any Person.

10.15.         Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) if agreed by the Borrower in its sole discretion, to any other Person.

Each Lender acknowledges that information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.16.         WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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10.17.         USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.  The Borrower shall promptly provide such information upon request by any Lender.  In connection therewith, each Lender hereby agrees that the confidentiality provisions set forth in Section 10.15 shall apply to any non-public information provided to it by the Borrower and its Subsidiaries pursuant to this Section 10.17.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MSC INDUSTRIAL DIRECT CO., INC.

By:	/s/ Christopher Davanzo
	Name:	Christopher Davanzo
	Title:	Vice President of Finance and Corporate Controller

MSC Industrial Direct Co., Inc.

Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Alicia Schreibstein
	Name:	Alicia Schreibstein
	Title:	Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

Bank of america, n.a.,
as a Lender

By:	/s/ Steven J. Melicharek
	Name:	Steven J. Melicharek
	Title:	Senior Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

KEYBANK NATIONAL ASSOCIATION
as Co-Documentation Agent and Lender

By	/s/ James Gelle
	Name:	James Gelle
	Title:	Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

RBS CITIZENS, N.A.
as a Lender

By	/s/ Hassan Sayed
	Name:	Hassan Sayed
	Title:	Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By	/s/ Robert C. Mayer, Jr.
	Name:	Robert C. Mayer, Jr.
	Title:	Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

WELLS FARGO BANK NATIONAL ASSOCIATION,
as a Co-Documentation Agent and Lender

By	/s/ David W. Lewing
	Name:	David W. Lewing
	Title:	Senior Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

FIFTH THIRD BANK,
as a Lender

By	/s/ Jordan Fragiacomo
	Name:	Jordan Fragiacomo
	Title:	Managing Director

MSC Industrial Direct Co., Inc.

Credit Agreement

HSBC BANK USA, N.A.,
as a Lender

By	/s/ William Conlan
	Name:	William Conlan
	Title:	Senior Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By	/s/ Robert M. Martin
	Name:	Robert M., Martin
	Title:	Senior Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

CAPITAL ONE, N.A.
as a Lender

By	/s/ Thomas C. Himmelright
	Name:	Thomas C. Himmelright
	Title:	Senior Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

THE NORTHERN TRUST COMPANY,
as a Lender

By	/s/ Daniel J. Boote
	Name:	Daniel J. Boote
	Title:	Senior Vice President

MSC Industrial Direct Co., Inc.

Credit Agreement

THE BANK OF NOVA SCOTIA,
as a Lender

By	/s/ Rafael Tobon
	Name:	Rafael Tobon
	Title:	Director

MSC Industrial Direct Co., Inc.

Credit Agreement

Schedule 1.1A

Commitments

Lender	Revolving Commitment	Term Commitment
JPMorgan Chase Bank, N.A.	$61,500,000.00	$38,500,000.00
Bank of America, N.A.	$61,500,000.00	$38,500,000.00
KeyBank National Association	$40,000,000.00	$25,000,000.00
RBS Citizens, N.A.	$40,000,000.00	$25,000,000.00
US Bank, National Association	$40,000,000.00	$25,000,000.00
Wells Fargo Bank National Association	$40,000,000.00	$25,000,000.00
Fifth Third Bank	$25,000,000.00	$15,000,000.00
HSBC Bank USA, N.A.	$25,000,000.00	$15,000,000.00
PNC Bank, National Association	$25,000,000.00	$15,000,000.00
Capital One, N.A.	$18,500,000.00	$11,500,000.00
The Northern Trust Company	$18,500,000.00	$11,500,000.00
The Bank of Nova Scotia	$5,000,000.00	$5,000,000.00
TOTAL:	$400,000,000.00	$250,000,000.00

Schedule 2.10

Existing Letters of Credit

L/C Issuer	Loan Party	L/C No.	Beneficiary	Expiry date	Face amount
JPMorgan Chase Bank, N.A.	MSC Industrial Direct Co, Inc.	CTCS-844822	Ace American Insurance Co.	October 20, 2013	US$	1,766,339
JPMorgan Chase Bank, N.A.	MSC Industrial Direct Co, Inc.	T-612684	Federal Insurance Company	September 30, 2013	US$	400,000

Schedule 4.1

Guarantee Obligations

1.	Lease dated as of July 13, 1989 as amended by a First Amendment to Lease dated as of August 10, 1996, a Second Amendment to Lease dated as of May 7, 2003, a Third Amendment to Lease Agreement dated as of November 11, 2003, a Fourth Amendment of Lease Agreement dated as of March 17, 2007 and a Fifth Amendment of Lease Agreement made as of March 25, 2008 by and between Mitchmar Atlanta Properties, Inc. and Sid Tool Co., Inc. for the premises at 6700 Discovery Boulevard, Mableton, Georgia.

2.	Lease dated April 11, 2007, and commencing July 1, 2007, between Giovanni and Maria Gullo Family Limited Partnership and MSC Industrial Direct Co., Inc. for the premises at 1020 Wood Dale Road, Wood Dale, IL.

3.	Lease Agreement executed June 13, 2005, and commencing July 1, 2005, by and between Southfield Technecenter RE2 LLC and J&L America, Inc. for the premises at 20901 Lahser Road, Southfield, MI 48075.

4.	Sid Tool Co., Inc. has entered into various fleet services leases with Donlen Corporation and GE Capital Fleet Services.

5.	MSC Contract Management, Inc. has entered into various equipment leases with International Business Machines Corporation.

Schedule 4.4

Consents, Authorizations, Filings and Notices

1.	Any filings required by the Securities Act of 1933 or the Securities Exchange Act of 1934, and the rules promulgated thereunder, including without limitation (i) a Form 8-K disclosing the execution and delivery of the Credit Agreement and (ii) the filing of a copy of the Credit Agreement and all schedules and exhibits thereto as an exhibit to the Form 8-K, to the Borrower’s next Quarterly Report on Form 10-Q and next Annual Report on Form 10-K and as otherwise may be required by Item 601 of Regulation S-K.

Schedule 4.6

Litigation

None.

Schedule 4.15

Subsidiaries

Name	Jurisdiction	Percentage of each class of Capital Stock owned by any Loan Party
Enco Manufacturing Company, Inc.	New York	100% owned by Borrower
MSC Acquisition Corp III	New York	100% owned by Borrower
MSC Acquisition Corp VI	New York	100% owned by Borrower
MSC Acquisition Corp VII	New York	100% owned by Borrower
MSC Foreign Properties Corporation	Delaware	100% owned by Borrower
MSC Services Corp.	New York	100% owned by Borrower
Primeline International, Inc.	New York	100% owned by Borrower
Sid Tool Co., Inc.	New York	100% owned by Borrower
Mission Real Estate Acquisition Company	Delaware	100% owned by Sid Tool Co., Inc.
Swiss Precision Instruments Inc.	California	100% owned by Borrower
J&L America, Inc.	Michigan	100% owned by MSC Acquisition Corp VI
ATS Industrial Supply S. de R.L. de C.V.	Mexico	0.01% owned by MSC Acquisition Corp. VII (NY) 99.99% owned by Sid Tool Co., Inc.
American Specialty Grinding Co., Inc.	Massachusetts	100% owned by Sid Tool Co., Inc.
MSC Contract Management, Inc.	New York	100% owned by Sid Tool Co., Inc.
MSC Industrial Supply ULC	British Columbia, Canada	100% owned by Sid Tool Co., Inc.
MSC Industrial Supply Co.	UK	100% owned by J & L America, Inc.

Schedule 7.3(f)

Existing Liens

1.	Any liens described in UCC financing statements filed against Sid Tool Co., Inc. as debtor and in effect as of as of April 1, 2013, as evidenced by the UCC debtor search conducted on April 4, 2013 and delivered to the Administrative Agent.

2.	Any liens described in UCC financing statements filed against MSC Contract Management, Inc. as debtor and in effect as of April 1, 2013, as evidenced by the UCC debtor search conducted on April 4, 2013 and delivered to the Administrative Agent.

3.	Any liens described in UCC financing statements filed against MSC Industrial Direct Co., Inc. as debtor and in effect as of April 1, 2013 as evidence by the UCC debtor search conducted on April 4, 2013 and delivered to the Administrative Agent.

4.	Any liens described in Section 4.5 of the Disclosure Letter to the Acquisition Agreement.

Schedule 7.6(e)

Existing Investments

1.	Taxable Special Obligation Development Lease Revenue Bonds (Sid Tool Co., Inc. Project) dated December 4, 2012 in the aggregate principal amount of up to $35,000,000 pursuant to that certain Bond Advance Agreement and Assignment of Lease and Rental Payments, dated as of December 4, 2012.

Schedule 7.7

Affiliate Transactions

1.	The Borrower is affiliated with a real estate entity (the “Real Estate Affiliate”), which is owned and controlled by one of the Borrower’s principal shareholders, Mitchell Jacobson, and his sister Marjorie Gershwind Fiverson, and by their family related trusts. The Real Estate Affiliate leases to Sid Tool a distribution center located in Atlanta, Georgia. The disclosure of this transaction should not be construed as implying that such transaction is not on terms at least as favorable as could have been obtained in an arm’s length transaction.

2.	Any renewal, extension or amendment to the foregoing lease.

3.	In connection with a planned co-location of its corporate headquarters to Davidson, North Carolina, the Borrower has implemented a relocation program for associates, including executives, who will be moving to the new facility. The program includes, among other things, assistance with the sale of an associate's home, reimbursement of certain losses associated with the sale of an associate's home, and allowances for various relocation costs and expenses. The majority of the relocations are expected to occur in fiscal years 2013 and 2014.

EXHIBIT A

FORM OF

GUARANTEE

GUARANTEE

GUARANTEE, dated as of April 22, 2013, made by each of the corporations that are signatories hereto (the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the Credit Agreement, dated as of April 22, 2013 (as amended, supplemented or otherwise modified, from time to time, the “Credit Agreement”), among MSC Industrial Direct Co., Inc. (the “Borrower”), the Lenders, and the Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to each Guarantor in connection with the operation of its business;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1.          Defined Terms. (a)          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)          The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(c)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.          Guarantee. (a)   Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)          Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 3).

(c)          Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)          This Guarantee shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Term Commitments and the Revolving Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

(e)          No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding and the Term Commitments and the Revolving Commitments are terminated.

3.          Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 4. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

4.          No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Term Commitments and the Revolving Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

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5.          Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

6.          Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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7.          Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.          Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

9.          Representations and Warranties. Each Guarantor hereby represents and warrants that:

(a)          it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

(b)          it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary action to authorize its execution, delivery and performance of this Guarantee;

(c)          this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(d)         the execution, delivery and performance of this Guarantee will not violate any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

(e)         no consent or authorization of, filing with, notice to or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee; and

(f)         no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (1) with respect to this Guarantee or any of the transactions contemplated hereby, or (2) which could reasonably be expected to have a Material Adverse Effect.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

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10.         Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

11.         Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth under its signature below.

12.         Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

13.         Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.         Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

15.         Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

(b)          Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c)          The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16.         Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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17.         Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

18.         Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

19.         Submission to Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(i)          submits for itself and its property in any legal action or proceeding relating to this Guarantee or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii)         consents that any such action or proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified;

(iv)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

20.         Acknowledgements. Each Guarantor hereby acknowledges that:

(i)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(ii)         neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)        no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

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21.         Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Guarantor Supplement in the form of Annex A hereto.

22.         WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[signatures follow]

Guarantee

[name of guarantor]

By:

Name:
Title:

Address for Notices:
75 Maxess Road
Melville, New York 11747
Attention: General Counsel

Telephone: (516) 812-1420
Telecopy: (516) 812-1175

 Guarantee

ANNEX A

FORM OF
GUARANTOR SUPPLEMENT

_____________, 201_

JPMorgan Chase Bank, N.A., as Administrative Agent
395 North Service Road, Floor 3

Melville, New York 11747

Attention:

Re:	Guarantee, dated as of April 22, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), made by certain subsidiaries of MSC Industrial Direct Co., Inc. in favor of JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Guarantee. Terms defined in the Guarantee shall be used herein as therein defined.

The undersigned, ___________________________, a ________________ [corporation/limited liability company/partnership] and a Subsidiary of the Borrower, in consideration of the extensions of credit by the Lenders to the Borrower pursuant to the Credit Agreement, which extensions benefit the undersigned by making funds available to the undersigned and by enhancing the financial strength of the consolidated group of which the undersigned is a member, hereby agrees to become an additional Guarantor for the purposes of the Guarantee and to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guarantee as if the undersigned were a signatory party thereto, effective from the date hereof.

The undersigned hereby certifies that (a) this Guarantor Supplement has been duly authorized, executed and delivered by the undersigned and constitute its legal, valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (b) the representations and warranties contained in Section 9 of the Guarantee insofar as they relate to the undersigned are true and correct on and as of the date hereof, with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such earlier date).

The undersigned hereby certifies that attached hereto as Annex I is a copy of the resolutions of the Board of Directors of the undersigned, authorizing the undersigned to become a Guarantor under the Guarantee and to perform its obligations thereunder and to execute, deliver and perform this Guarantor Supplement.

The undersigned confirms that it has received a copy of the Guarantee including all amendments thereto, if any.

The address to which all notices to the undersigned under the Guarantee should be directed is:

[____________________]

This Guarantor Supplement shall be effective on and as of the date first written above. THIS GUARANTOR SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF SUBSIDIARY OF BORROWER]

By:_____________________________
Title:

2

ANNEX I

RESOLUTIONS

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EXHIBIT B

FORM OF
COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.2(a) of the Credit Agreement, dated as of April 22, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MSC Industrial Direct Co., Inc. (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.           I am the duly elected, qualified and acting [President and Chief Executive Officer]/[Executive Vice President and Chief Financial Officer]/[Vice President of Finance and Corporate Controller] of the Borrower.

2.          I have reviewed and am familiar with the contents of this Certificate.

3.          I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].

4.          Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1, 7.2(b)(iii), 7.5(e) and (j), and 7.6(g) of the Credit Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of _____, 201_.

________________________________
Name:
Title:

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Attachment 1
to Compliance Certificate

[Attach Financial Statements]

Attachment 2
to Compliance Certificate

The information described herein is as of ______, ____, and pertains to the period from _________, ____ to ________________ __, ____.

[Set forth Covenant Calculations]

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EXHIBIT C

FORM OF
CLOSING CERTIFICATES

[INSERT NAME OF LOAN PARTY]

SECRETARY’S CERTIFICATE

April [__], 2013

Pursuant to Section 5.1(h) of the Credit Agreement, dated as of April [__], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), by and among MSC Industrial Direct Co., Inc. [(the “Company”)]1, the lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, the undersigned Secretary of [INSERT NAME OF LOAN PARTY] [(the “Company”)]2 hereby certifies as follows:

1.          Attached hereto as Annex 1 is a true and complete copy of the [Certificate] [Articles] of Incorporation of the Company, and all amendments thereto through and including the date hereof, which [Certificate][Articles] of Incorporation [has][have] not been revoked and [is][are] in effect on the date hereof.

2.          Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Company, and all amendments thereto through and including the date hereof, which By-Laws have not been revoked and are in effect on the date hereof.

3.          Attached hereto as Annex 3 is a true and complete copy of [an extract of the resolutions duly adopted by the Board of Directors of the Company on April [__], 2013]3 [resolutions duly adopted by the Board of Directors of the Company on April [__], 2013 and a true and complete copy of resolutions duly adopted by the sole shareholder of the Company on April [__], 2013]4[resolutions duly adopted by the Board of Directors of the Company on April [__], 2013]5; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to in the Credit Agreement.

4.          Attached hereto as Annex 4 is an incumbency certificate listing persons who are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party.

1 Borrower only.

2 Subsidiary Guarantors only.

3 Borrower only.

4 Subsidiary Guarantors incorporated in New York only.

5 J & L America, Inc. only.

5.          There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company.

6.          The Company is duly incorporated, validly existing and in good standing under the laws of the State of [INSERT STATE].

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf and in the undersigned’s capacity as Secretary of the Company (and not in any individual capacity) as of the date set forth above.

[INSERT NAME OF LOAN PARTY]

By:	____________________________________

Name:
Title:

The undersigned, on behalf and in the undersigned’s capacity as an officer of the Company (and not in any individual capacity), hereby certifies that the person named above is a duly elected and qualified officer of the Company and that the signature above is such person’s true and genuine signature.

By:	____________________________________

Name:
Title:

ANNEX 1

[Certificate][articles] of incorporation

ANNEX 2

BY-LAWS

ANNEX 3

[extract of resolutions][Resolutions]

ANNEX 4

incumbency certificate

Name	Office	Signature

EXHIBIT C

[INSERT NAME OF LOAN PARTY]

OFFICER’S CERTIFICATE

April [__], 2013

Pursuant to Section 5.1(h) of the Credit Agreement, dated as of April [__], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), by and among MSC Industrial Direct Co., Inc. [(the “Company”)]1, the lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, the undersigned officer of [INSERT NAME OF LOAN PARTY] [(the “Company”)]2 hereby certifies as follows:

1.          The conditions precedent set forth in Section 5.1 and Section 5.2 of the Credit Agreement were satisfied as of the Closing Date.3

2.          The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date).

3.          Upon the effectiveness of the Credit Agreement, no Default or Event of Default [arising from any action, inaction, circumstance or condition of or directly relating to the Company]4 has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof.

1 Borrower only.

2 Subsidiary Guarantors only.

3 Borrower only.

4 Subsidiary Guarantors only.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf and in the undersigned’s capacity as an officer of the Company (and not in any individual capacity) as of the date set forth above.

[INSERT NAME OF LOAN PARTY]

By:	____________________________________

Name:
Title:

EXHIBIT D

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified, from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	MSC Industrial Direct Co., Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The $650,000,000 Credit Agreement dated as of April [__], 2013 among MSC Industrial Direct Co., Inc., the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto
6.	Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%

Effective Date: _____________ ___, 201__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

1 Fill in appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Term Commitment”, “Revolving Commitment”, “Incremental Term Loan Commitment”.

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and][3]Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By_________________________________
Title:

[Consented to:] [4]

MSC INDUSTRIAL DIRECT CO., INC.

By________________________________
Title:

[NAME OF RELEVANT PARTY]

By________________________________
Title:

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

 ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of April [__], 2013 (as amended, supplemented or otherwise modified, from time to time, the “Credit Agreement”), among MSC Industrial Direct Co., Inc. (the “Borrower”), the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 3.9 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:______________________________________
Name:
Title:

Date: ________ __, 20[ ]

Exhibit E-1

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of April [__], 2013 (as amended, supplemented or otherwise modified, from time to time, the “Credit Agreement”), among MSC Industrial Direct Co., Inc. (the “Borrower”), the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 3.9 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:______________________________________
Name:
Title:

Date: ________ __, 20[ ]

exhibit E-2

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of April [__], 2013 (as amended, supplemented or otherwise modified, from time to time, the “Credit Agreement”), among MSC Industrial Direct Co., Inc. (the “Borrower”), the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 3.9 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:______________________________________
Name:
Title:

Date: ________ __, 20[ ]

exhibit E-3

FORM OF

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of April [__], 2013 (as amended, supplemented or otherwise modified, from time to time, the “Credit Agreement”), among MSC Industrial Direct Co., Inc. (the “Borrower”), the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 3.9 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:______________________________________
Name:
Title:

Date: ________ __, 20[ ]